Exhibit 10.3

EXECUTION VERSION

Obligation GUARANTY AGREEMENT

BORROWER:

Falcon Global USA LLC.

c/o SEACOR Marine Holdings, Inc.

7910 Main Street Second Floor

Houma, LA 70360

GUARANTOR:

SEACOR Marine Holdings, Inc.

7910 Main Street Second Floor

Houma, LA 70360

Telecopier No:

THIS OBLIGATION GUARANTY AGREEMENT (this "Agreement"), dated as of February 8, 2018, is made by the undersigned guarantor (“Guarantor”) pursuant to that certain Credit Agreement dated of even date herewith (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) among Falcon Global USA LLC. (“Borrower”), the other Loan Parties party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Security Trustee (in such Administrative Agent capacity together with its successors and assigns in such Administrative Agent capacity, the “Agent”), and the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

1.

Guarantee Of Secured Obligations. Guarantor hereby absolutely and unconditionally agrees to, and by these presents does hereby, guarantee the prompt and punctual payment, performance and satisfaction of the following (collectively, the “Secured Obligations”): (i) all interest accruing on the Loans from the Effective Date through the second anniversary of the Effective Date (the “Obligation Termination Date”) pursuant to the terms of the Credit Agreement, including without limitation all interest pursuant to Section 2.11(c) of the Credit Agreement, and (ii) all participation fees accruing pursuant to 2.10(b) of the Credit Agreement from the Effective Date through the end of the Final Testing Period (as defined herein), including any of the foregoing incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding, whether liquidated or unliquidated and whether now existing or hereafter arising from the Effective Date through the Obligation Termination Date.

Guarantor acknowledges that the Agent shall be entitled, in its sole and absolute discretion, to determine: (i) the order in which the Agent will seek to collect the liabilities of the Borrower and Loan Parties under the Credit Agreement and the other Loan Documents, and (ii) the manner in which Lender will seek to collect such liabilities, including, without limitation, whether by seeking to realize on any collateral security now or hereafter granted to the Agent by the Loan Parties, by the enforcement of the liabilities against the Borrower or such other Loan Parties, by enforcement of any other guaranty by any other Person of the Obligations or the Secured Obligations, or by a combination of such methods.

2.

Cash Flow Shortfall. If, for the period from the Effective Date to December 31, 2018 (the “Interim Testing Period”), there is a Cash Flow Shortfall (as defined below), Guarantor shall, on or before forty-five (45) days following the end of the Interim Testing Period, promptly deposit, into a blocked interest bearing account (the “Blocked Account”) in the name of Guarantor subject to an account control agreement with the Agent, cash collateral securing this Obligation Guaranty in the amount of such Cash Flow Shortfall. Agent shall hold such cash collateral securing this Obligation Guaranty until the determination of whether and how much of a capital contribution is due pursuant to the following sentence. If, for the period from the Effective Date to the second anniversary of the Effective Date (the “Final Testing Period”), there is a Cash Flow Shortfall, Guarantor shall, on or before forty-five (45) days following the end of the Final Testing Period, make a cash capital contribution to the Borrower in at least the amount of such Cash Flow Shortfall. Guarantor may use cash collateral deposited pursuant to this Section 2 only toward the satisfaction of its obligation to make a capital contribution pursuant to this Section 2. The Agent shall return and/or release any remaining such cash collateral to Guarantor promptly following receipt of financial reporting reasonably satisfactory to the Agent demonstrating the amount of any such cash capital contribution obligation pursuant to this Section 2 and the satisfaction of any such obligation.

For any period, a “Cash Flow Shortfall” is the amount by which (a) interest expense exceeds (b) Adjusted EBITDA minus (i) Capital Expenditures, minus (ii) mandatory tax distributions minus (iii) principal payments on any indebtedness other than under the Loans.

3.

Joint, Several and Solidary Liability. Guarantor's obligations and liabilities under this Agreement shall be on a "solidary" or "joint and several" basis along with Borrower to the same degree and extent as if Guarantor had been and/or will be a co-borrower, co-principal obligor and/or co-maker of the Secured Obligations. In the event that there are other guarantors, endorsers or sureties of all or any portion of the Secured Obligations, Guarantor's obligations and liability hereunder shall further be on a "solidary" or "joint and several" basis along with such other guarantors, endorsers and/or sureties.

4.

Duration Of Guaranty. This Agreement and Guarantor's obligations and liabilities hereunder shall terminate upon the latest to occur of (i) the Obligation Termination Date, (ii) such time as all interest accrued through the Obligation Termination Date under the Credit Agreement shall have been paid in full and (iii) such time as the obligations pursuant to Section 2 hereof shall be Paid in Full.

5.

Default. Upon the occurrence of an Event of Default, Guarantor unconditionally and absolutely agrees to pay the then unpaid amount of the Secured Obligations. Such payment or payments shall be made at the address for loan payments specified in the Credit Agreement, immediately following demand by the Agent.

6.

Guaranty Absolute and Unconditional; Guarantor's Waivers. Unless and except as otherwise provided herein or in the Credit Agreement, the obligations and liabilities of Guarantor are irrevocable, continuing, absolute, unconditional and not subject to any reduction, limitation, impairment or termination for any reason other than the Secured Obligations having been Paid in Full. As such, to the fullest extent permitted by applicable law Guarantor hereby waives now and while this Guaranty remains in effect:

(a)	Notice of acceptance of this Agreement.

(b)

Presentment for payment of the Secured Obligations, notice of dishonor and of nonpayment, notice of intention to accelerate, notice of acceleration, protest and notice of protest, collection or institution of any suit or other action by the Agent in collection thereof, including any notice of default in payment thereof, or other notice to, or demand for payment thereof, on any party.

(c)

Any right to require the Agent to notify Guarantor of any nonpayment relating to any collateral directly or indirectly securing the Secured Obligations, or notice of any action or nonaction on the part of Borrower, the Agent, or any other guarantor, surety or endorser of the Secured Obligations.

(d)	Any rights to demand or require collateral security from Borrower or any other Person as provided under applicable law or otherwise.

(e)	Any right to require the Agent to notify Guarantor of the terms, time and place of any public or private sale of any collateral directly or indirectly securing the Secured Obligations.

(f)

Any "one action" or "anti-deficiency" law or any other law which may prevent the Agent from bringing any action, including a claim for deficiency, against Guarantor, before or after the Agent's commencement or completion of any foreclosure action, or any action in lieu of foreclosure.

(g)

Any election of remedies by the Agent that may destroy or impair Guarantor's subrogation rights or Guarantor's right to proceed for reimbursement against Borrower or any other guarantor, surety or endorser of the Secured Obligations, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Secured Obligations.

(h)

Any disability, lack of authority, or other defense, set-off, recoupment or counterclaim of Borrower, or any other guarantor, surety or endorser, or any other Person, by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations or otherwise, or by reason of the cessation from any cause whatsoever, other than Payment in Full of the Secured Obligations.

(i)

Any statute of limitations or prescriptive period, if at the time an action or suit brought by the Agent against Guarantor is commenced, there is any outstanding Secured Obligations of Borrower which is barred by any applicable statute of limitations or prescriptive period.

(j)

Any disclosure of information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known or unknown to Agent or Lenders.

Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences, and that, under the circumstances, such waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

7.

Guarantor's Subordination of Rights. In the event that Guarantor should for any reason (a) advance or lend monies to Borrower, whether or not such funds are used by Borrower to make payments under the Secured Obligations, and/or (b) make any payments to Lenders or others for and on behalf of Borrower under the Secured Obligations, and/or (c) make any payment to Lenders in total or partial satisfaction of Guarantor's obligations and liabilities under this Agreement, and/or if any of Guarantor's property is used to pay or satisfy any of the Secured Obligations, Guarantor hereby agrees that any and all rights that Guarantor may have or acquire to collect from or to be reimbursed by Borrower (or from or by any other guarantor, endorser or surety of the Secured Obligations) for any of the foregoing (collectively, the "Collection and/or Reimbursement Rights"), whether Guarantor's Collection and/or Reimbursement Rights arise by way of subrogation to the rights of the Lenders or otherwise, shall in all respects, whether or not the Borrower is presently or subsequently becomes insolvent, be subordinate, inferior and junior to the rights of the Lenders (or any Affiliate of any Lender) to collect and enforce payment, performance and satisfaction of Borrower’s then remaining Secured Obligations, until such time as the Secured Obligations are Paid in Full. In the event of Borrower’s insolvency or consequent liquidation of Borrower’s assets, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of claims of both the Lenders (or any Affiliate of any Lender) and Guarantor shall be paid to the Lenders (and the Lenders’ applicable Affiliates) and shall be first applied by the Lenders to the then remaining Secured Obligations. Guarantor hereby assigns to the Lenders all claims which they may have or acquire as a creditor against Borrower or any assignee or trustee of Borrower in bankruptcy; provided that such assignment shall be effective only for the purpose of assuring to the Lenders (and the Lenders’ applicable Affiliates) Payment in Full of the Secured Obligations.

8.

Guarantor's Receipt of Payments. Guarantor further agrees to refrain from attempting to collect and/or enforce any of Guarantor's Collection and/or Reimbursement Rights against Borrower (or against any other guarantor, surety or endorser of the Secured Obligations), arising by way of subrogation or otherwise, until such time as all of the then remaining Secured Obligations are Paid in Full. In the event that Guarantor should for any reason whatsoever receive any payments from Borrower (or any other guarantor, surety or endorser of the Secured Obligations) that Borrower (or such a third party) may owe to Guarantor with respect to the Collection and/or Reimbursement Rights, Guarantor agrees to accept such payment(s) in trust for and on behalf of the Lenders (and the Lenders’ applicable Affiliates), advising Borrower (or the third party payee) of such fact. Guarantor further unconditionally agrees to deliver immediately such funds to the Agent, with such funds being held by Guarantor over any interim period in trust for the Lenders.

9.

Additional Covenants. Guarantor agrees that the Agent or Lenders may, at their sole option, at any time, and from time to time, without consent of or notice to Guarantor, or any of them, and without incurring any responsibility to Guarantor, and without impairing or releasing any of Guarantor's obligations or liabilities under this Agreement:

(a)	Make additional secured and/or unsecured loans to Borrower;

(b)

Discharge, release or agree not to sue any party (including, but not limited to, Borrower or any other guarantor, surety, or endorser of the Obligations or the Secured Obligations), who is or may be liable for any of the Obligations or the Secured Obligations;

(c)

Sell, exchange, release, surrender, realize upon, foreclose on by one or more judicial or non-judicial sale, or otherwise deal with, in any manner and in any order, any collateral directly or indirectly securing repayment of any of the Secured Obligations, or fail to perfect any security interest or other Lien in any such collateral or fail to act in any other manner with respect to any collateral securing any part of the Secured Obligations;

(d)

Alter, renew, extend, accelerate or otherwise change the manner, place, terms and/or times of payment or other terms of any obligation or liability of any party under any Loan Document or the Secured Obligations, or any part thereof, including any increase or decrease in the rate or rates of interest on any of the Obligations or the Secured Obligations;

(e)	Settle or compromise any of the Secured Obligations;

(f)

Subordinate and/or agree to subordinate the payment of all or any part of the Secured Obligations, or the Lenders’ security rights in any collateral directly or indirectly securing any such Secured Obligations, to the payment and/or security rights of any other present and/or future creditors of Borrower;

(g)

Apply any payments and/or proceeds received from Borrower or others to other loans and/or obligations and liabilities that Borrower may then owe to the Lenders, whether or not the Secured Obligations subject to this Agreement then remains unpaid; or

(h)

Enter into, deliver, modify, amend, rescind, or waive compliance with, any instrument or arrangement evidencing, securing or otherwise affecting, all or any part of the Secured Obligations or any Loan Document.

10.

No Impairment of Guarantor's Obligations. No course of dealing among the Agent, the Lenders and the Borrower (or any other guarantor, surety or endorser of the Secured Obligations), nor any failure or delay on the part of the Agent or any Lender (or any Affiliate of any Lender) to exercise any of their rights and remedies under this Agreement, the Credit Agreement, or any other Loan Document, shall have the effect of impairing or releasing Guarantor's obligations and liabilities to the Agent and the Lenders (and the Lenders’ applicable Affiliates), or of waiving any of their rights and remedies under this Agreement, the Credit Agreement, any other Loan Document or otherwise. Any partial exercise of any rights and remedies granted to the Agent and the Lenders (and the Lenders’ applicable Affiliates) shall furthermore not constitute a waiver of any of their other rights and remedies; it being Guarantor's intent and agreement that the Agent's and Lenders’ (and the applicable Lenders’ Affiliates’) rights and remedies shall be cumulative in nature.

11.

No Release of Guarantor. Guarantor's obligations and liabilities under this Agreement shall not be released, impaired, reduced, or otherwise affected by, and shall continue in full force and effect, notwithstanding the occurrence of any event, including without limitation any one or more of the following events:

(a)

The death, insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, or lack of authority (whether corporate, partnership or trust) of Borrower (or any person acting on Borrower’s behalf), or of any other guarantor, surety or endorser of the Obligations or the Secured Obligations.

(b)

Any payment by Borrower, or any other party, to the Lenders (or any Affiliate of any Lender) that is held to constitute a preferential transfer or a fraudulent conveyance under any applicable law, or any such amounts or payment which, for any reason, the Lenders are required to refund or repay to Borrower or to any other Person.

(c)	Any dissolution of Borrower, or any sale, lease or transfer of all or any part of Borrower’s assets.

12.

Automatic Reinstatement. This Agreement and Guarantor's obligations and liabilities hereunder shall continue to be effective, and/or shall automatically and retroactively be reinstated, if a release or discharge has occurred, or if at any time, any payment or part thereof to the Lenders (or any Affiliate of any Lender) with respect to any of the Secured Obligations, is rescinded or must otherwise be restored by the Lenders (or any Affiliate of any Lender) pursuant to any insolvency, bankruptcy, reorganization, receivership, or any other debt relief granted to Borrower or to any other party. In the event that the Agent or Lenders (or any Affiliate of any Lender) must rescind or restore any payment received in total or partial satisfaction of the Secured Obligations, any prior release or discharge from the terms of this Agreement given to Guarantor shall be without effect, and this Agreement and Guarantor's obligations and liabilities hereunder shall automatically and retroactively be renewed and/or reinstated and shall remain in full force and effect to the same degree and extent as if such a release or discharge had never been granted. It is the intention of the Lenders and Guarantor that Guarantor's obligations and liabilities hereunder shall not be discharged except as provided in Section 4.

13.

Representations and Warranties By Guarantor. Guarantor represents and warrants that there are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived, and Guarantor further represents and warrants that:

(a)	Guarantor is solvent and the execution of this Agreement will not render Guarantor insolvent.

(b)

Guarantor has the power and authority and legal right to execute and deliver this Agreement and Guarantor's other Loan Documents and to perform Guarantor's obligations and liabilities hereunder and thereunder. The execution and delivery by Guarantor of this Agreement and Guarantor's other Loan Documents and the performance of Guarantor's obligations and liabilities hereunder and thereunder have been duly authorized by proper proceedings, and this Agreement and Guarantor's other Loan Documents constitute the legal, valid and binding obligations and liabilities of Guarantor enforceable against Guarantor in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)

Neither the execution and delivery by Guarantor of this Agreement and Guarantor's other Loan Documents, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof and thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Guarantor, or (ii) the provisions of any indenture, instrument or agreement to which Guarantor is a party or is subject, or by which Guarantor, or Guarantor's property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the property of Guarantor pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by Guarantor, is required to be obtained by Guarantor in connection with the execution and delivery of this Agreement and Guarantor's other Loan Documents or the performance by Guarantor of Guarantor's obligations and liabilities hereunder and thereunder or the legality, validity, binding effects or enforceability of this Agreement and Guarantor's other Loan Documents, except for filings to perfect Liens granted under Guarantor’s other Loan Documents.

(d)

Guarantor has agreed and consented to execute this Agreement and Guarantor's other Loan Documents and to guarantee the Secured Obligations in favor of the Lenders (and Lenders’ applicable Affiliates), at Borrower’s request and not at the request of Lenders (or the Affiliates).

(e)	Guarantor will receive and/or has received a direct or indirect material benefit from the transactions contemplated in this Agreement and/or arising out of the Secured Obligations.

(f)	Guarantor has established adequate means of obtaining information from Borrower on a continuing basis regarding Borrower’s financial condition.

(g)

The Agent and the Lenders and Lenders’ Affiliates have made no representations to Guarantor as to the creditworthiness of Borrower. Guarantor acknowledges and agrees that the Agent, Lenders (and Lenders’ Affiliates) shall not have any obligation to investigate the condition or affairs of any other party for the benefit of the Guarantor whether or not such Agent, Lenders (and Lenders’ Affiliates) knows or believes or has reason to know or believe that any such fact or change is unknown to Guarantor, or might (or does) materially increase the risk of the Guarantor as guarantor, or might (or would) affect the willingness of the Guarantor to continue as a guarantor under this Agreement.

14.

Enforcement of Guarantor’s Obligations and Liabilities. Guarantor agrees that following the occurrence of an Event of Default, should the Agent or the Lenders deem it necessary to file an appropriate collection action to enforce Guarantor’s obligations and liabilities under this Agreement, that this Agreement is a guaranty of payment and not of collection and Agent or the Lenders may commence such a civil action against Guarantor without the necessity of first (i) attempting to collect the Obligations or the Secured Obligations from Borrower or from any other guarantor, surety or endorser of the Obligations or Secured Obligations, whether through filing of suit or otherwise, (ii) attempting to exercise against any collateral directly or indirectly securing repayment of any of the Obligations or the Secured Obligations, whether through the filing of an appropriate foreclosure action or otherwise, or (iii) including Borrower or any other guarantor, surety or endorser of any of the Obligations or the Secured Obligations as an additional party defendant in such a collection action against Guarantor. If there is more than one guarantor under this Agreement, Guarantor additionally agrees that the Agent or the Lenders may file an appropriate collection and/or enforcement action against any one or more of them, without impairing the rights of the Agent or the Lenders against any other guarantor under this Agreement. In the event that the Agent or the Lenders should ever deem it necessary to refer this Agreement to any attorney-at-law for the purpose of enforcing Guarantor’s obligations and liabilities hereunder, or of protecting or preserving their rights hereunder, Guarantor agrees to reimburse the Agent and the Lenders for the reasonable fees of such an attorney. Guarantor additionally agrees that the Agent and the Lenders shall not be liable for failure to use diligence in the collection of any of the the Secured Obligations or any collateral security therefor, or in creating or preserving the liability of any person liable on any such Obligations or Secured Obligations, or in creating, perfecting or preserving any security for any such Secured Obligations.

15.

Additional Obligations of Guarantor. Guarantor has reviewed the Credit Agreement and will at all times comply with any affirmative and negative covenants imposed on, or with respect to, Guarantor under the Credit Agreement. Guarantor agrees to keep adequately informed of any facts, events or circumstances which might in any way affect Guarantor's risks under this Agreement. Guarantor further agrees that the Lenders shall have no obligation to disclose to Guarantor any information or material relating to Borrower, the Secured Obligations.

16.

Additional Documents; Financial Statements. Upon the reasonable request of the Agent, Guarantor will, at any time, and from time to time, execute and deliver to the Agent any and all such financial instruments and documents, and supply such additional information, as may be necessary or advisable in the reasonable opinion of the Agent to obtain the full benefits of this Agreement, provided that no such instruments or documents are inconsistent with this Agreement. Guarantor further agrees to provide the Agent with such financial statements and other related information at such frequencies and in such detail as the Agent may reasonably request.

17.

Transfer of Obligations. This Agreement is for the benefit of the Agent and the Lenders and for such other Person or Persons as may from time to time become or be the holders of all or any part of the Secured Obligations. This Agreement shall be transferrable and negotiable with the same force and effect and to the same extent as the Secured Obligations may be transferrable; it being understood and agreed to by Guarantor that, upon any transfer or assignment of all or any part of the Secured Obligations, the holder of such Secured Obligations shall have all of the rights and remedies granted to the Lenders under this Agreement. Guarantor further agrees that, upon any transfer of all or any portion of the Secured Obligations, the Lenders may transfer and deliver any and all collateral securing repayment of such Secured Obligations (including, but not limited to, any collateral provided by Guarantor) to the transferee of such Secured Obligations, and such collateral shall secure any and all of the Secured Obligations in favor of such a transferee. Guarantor additionally agrees that after any such transfer or assignment has taken place, the Lenders shall be fully discharged from any and all liability and responsibility to Borrower and Guarantor with respect to such collateral, and the transferee thereafter shall be vested with all the powers and rights with respect to such collateral.

18.

Consent to Participation. Guarantor recognizes and agrees that the Lenders may, from time to time, one or more times, transfer all or any part of the Secured Obligations through sales of participation interests in such Secured Obligations to one or more third party lenders. Guarantor specifically agrees and consents to all such transfers and assignments, and Guarantor further waives any subsequent notice of such transfers and assignment as may be provided under all applicable laws. Guarantor additionally agrees that the purchaser of a participation interest in the Secured Obligations will be considered as the absolute owner of a percentage interest of such Secured Obligations and that such a purchaser will have all of the rights granted under any participation agreement governing the sale of such a participation interest. Guarantor waives any rights of offset that Guarantor may have against the Lenders and/or any purchaser of such a participation interest, and Guarantor unconditionally agrees that the Lenders or such a purchaser may enforce Guarantor's obligations and liabilities under this Agreement, irrespective of the failure or insolvency of the Lenders or any such purchaser.

19.

Notices. Any notice and other communications provided pursuant to this Agreement must be in writing and will be considered as given when received by hand or facsimile transmission or one Business Day after delivery to an express courier, or three Business Days after being deposited in the U.S. certified mail, postage prepaid, addressed to the person to whom the notice is to be given at the address shown above, in the case of Guarantor, or at the address set forth in the Credit Agreement, in the case of the Agent and each Lender, or at such other addresses as any party may designate to the others in writing.

20.

Additional Guaranties. Guarantor recognizes and agrees that Guarantor may have previously granted, and may in the future grant, one or more additional guaranties of the Obligations or the Secured Obligations in favor of the Agent and the Lenders (and Affiliates of the Lenders). Should this occur, the execution of this Agreement and any additional guaranties on the part of Guarantor will not be construed as a cancellation of this Agreement or any of Guarantor's additional guaranties; it being Guarantor's full intent and agreement that all such guaranties of the Obligations and the Secured Obligations in favor of the Agent and the Lenders (and Affiliates of the Lenders) shall remain in full force and effect and shall be cumulative in nature and effect.

21.	Taxes.

21.1

Withholding Taxes; Gross-Up; Payments Free of Taxes. Any and all payments by or on account of any obligation of Guarantor under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

21.2

Payment of Other Taxes by Guarantor. Guarantor shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for, Other Taxes.

21.3

Evidence of Payment. As soon as practicable after any payment of Taxes by Guarantor to a Governmental Authority pursuant to this Agreement or the other Loan Documents, Guarantor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Agent.

21.4

Indemnification by Guarantor. Guarantor shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under the Loan Documents) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Guarantor by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

22.	Miscellaneous Provisions. The following miscellaneous provisions are a part of this Agreement:

22.1

Amendment. No amendment, modification, consent or waiver of any provision of this Agreement, and no consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing signed by a duly authorized officer of the Agent and the Lenders (pursuant to the Credit Agreement), and then shall be effective only as to the specific instance and for the specific purpose for which given.

22.2

Caption Headings. Caption headings of the sections of this Agreement are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Agreement, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

22.3

Construction. The provisions of this Agreement shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty or other agreements by Guarantor (or any one or more of them) in favor of the Agent and the Lenders (and the Lenders’ Affiliates) or assigned to the Agent and the Lenders (and the Lenders’ Affiliates) by others, all of which shall be construed as complementing each other. Nothing herein contained shall prevent the Agent and the Lenders (and the Lenders’ Affiliates) from enforcing any and all such other guaranties or agreements in accordance with their respective terms.

22.4	Governing Law. This Agreement shall be governed and construed in accordance with the substantive laws of the State of New York.

22.5

Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the terms hereof, such provision shall be fully severable. This Agreement shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

22.6

Successors and Assigns Bound. Guarantor's obligations and liabilities under this Agreement shall be binding upon Guarantor's successors, heirs, legatees, devisees, administrators, executors and assigns.

22.7

SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, THE AGENT (FOR ITSELF AND ON BEHALF OF THE LENDERS AND THEIR AFFILIATES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT AND AGREES TO ITS TERMS. IN ADDITION, GUARANTOR UNDERSTANDS THAT THIS AGREEMENT IS EFFECTIVE UPON GUARANTOR'S EXECUTION AND DELIVERY OF THIS AGREEMENT TO THE AGENT AND THE LENDERS AND THAT THIS AGREEMENT WILL CONTINUE UNTIL TERMINATED. NO FORMAL ACCEPTANCE BY THE AGENT AND THE LENDERS (OR THE LENDERS’ AFFILIATES) IS NECESSARY TO MAKE THIS AGREEMENT EFFECTIVE.

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GUARANTOR:

SEACOR MARINE HOLDINGS, INC.

By:	/s/ Jesús Llorca
Name:	Jesús Llorca
Title:	Executive Vice President

AGENT:

JPMORGAN CHASE BANK, N.A.

By:	/s/ S.D. Milliken
Name:	S.D. Milliken
Title:	Authorized Officer